UniTek Global Services, Inc. Reports Strong Second Quarter Results and Reasserts Guidance for Record Full Year Financial Results

Second Quarter Revenue Increases 9% Year-over-Year to $115.5 Million

Second Quarter Adjusted EBITDA (1) Increases 20% Year-over-Year to $12.0 Million

Second Quarter Net Loss Improves 91% Year-over-Year to $(0.6) Million

Expects Third Quarter Revenue of $142.0 - $147.0 Million and Adjusted EBITDA(1) of $16.5 - $17.5 Million

BLUE BELL, PA, August 8, 2012 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (NASDAQ: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced financial results for the second quarter ended June 30, 2012, provided financial guidance for the third quarter of 2012 and reaffirmed full year guidance.

2012 Second Quarter Financial and Recent Business Highlights

•	Revenue grew 9% to $115.5 million, compared to $106.0 million in the second quarter of 2011.
•	Adjusted EBITDA(1) increased by 20% to $12.0 million, compared to adjusted EBITDA(1) of $10.0 million in the second quarter of 2011.
•	Net loss improved to $(0.6) million in the second quarter of 2012, compared to $(6.4) million in the second quarter of 2011, which included a $(3.5) million expense related to the April 2011 debt refinancing.
•	Appointed Rocky Romanella as Chief Executive Officer, bringing over three decades of leadership experience in the business services industry including demonstrated successes in operational execution, customer solutions and overall business growth.
•	12-month backlog (2) as of June 30, 2012 totaled $503.0 million, an increase of $18.0 million over 12-month backlog (2) as of March 31, 2012.
•	Awarded incremental turf in upstate New York from a major wireless carrier in the second quarter, adding to Company’s 12-month backlog and supporting 2013 growth expectations.
•	Awarded additional territories from ViaSat for fulfillment related to satellite internet service.
•	Introduced third quarter 2012 guidance of between $142.0 and $147.0 million in revenue, representing 18% to 22% year-over-year growth, and between $16.5 and $17.5 million in adjusted EBITDA(1), representing 17% to 24% year-over-year growth.

“UniTek’s strong second quarter performance and outlook for the year underscore the quality of our management team and the commitment to excellence throughout the organization,” said Rocky Romanella, Chief Executive Officer of UniTek. “A balanced leadership team that is customer-focused, combined with a sound growth strategy, are important assets that set UniTek apart. We believe that continuing our focus on operational efficiency, safety as a core value and expanding our business to capture growing market opportunities will be instrumental to our continued success.”

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Ronald J. Lejman, Chief Financial Officer of UniTek, added, “The second quarter results represent consistent revenue growth and even further improvements in profitability as we enter the seasonally strong second half of the year. We made investments in people, systems and processes in our wireless business during the first half of the year that support our expectations for substantive revenue and profitability growth in the second half of 2012. We increased our 12-month backlog by $18 million in the second quarter through the expansion of existing contracts and an incremental turf award from our largest wireless customer. We are confident we will meet our objectives for the balance of 2012 and believe that we are well positioned for double digit growth in the years to come. Additionally, we remain focused on lowering our debt leverage ratios and improving our overall capital structure.”

Financial Results for the Three Months Ended June 30, 2012

Revenue increased 9% to $115.5 million for the quarter ended June 30, 2012, from $106.0 million in the quarter ended July 2, 2011. This increase in revenue resulted primarily from organic growth in our wireless business and the growth in our cable business from market share gains and the acquisitions completed earlier in 2012.

Adjusted EBITDA(1) increased 20% to $12.0 million for the quarter ended June 30, 2012, compared to $10.0 million for the second quarter of 2011. The year-over-year increase in adjusted EBITDA(1) was primarily related to higher revenue and lower selling, general and administrative costs (“SG&A”), partially offset by mix of work and infrastructure investments for wireless growth. The Company expects margins to improve in the second half of 2012 as revenue growth creates improved operating leverage.

Net loss was $(0.6) million for the quarter ended June 30, 2012, compared to a net loss of $(6.4) million in the second quarter of 2011. The year-over-year improvement in net loss was primarily the result of the $2.0 million increase in adjusted EBITDA(1) and the $3.5 million loss on extinguishment of debt incurred in the second quarter of 2011 related to the debt refinancing completed on April 15, 2011. Net income after certain non-cash adjustments(3) for the second quarter of 2012 was $3.4 million, reflecting non-cash stock-based compensation of $1.0 million, non-cash interest expense of $0.3 million and non-cash amortization expense of $2.6 million.

UniTek’s 12-month backlog(2) totaled $503.0 million as of June 30, 2012, an increase of $18.0 million over 12-month backlog(2) as of March 31, 2012.

Financial Results for the Six Months Ended June 30, 2012

Revenue increased 14% to $223.8 million for the six months ended June 30, 2012, from $197.0 million for the six months ended July 2, 2011. This increase in revenue resulted primarily from organic growth in our wireless business, the acquisition of Pinnacle Wireless and the growth in our cable business from market share gains and the acquisitions completed earlier in 2012.

Adjusted EBITDA(1) increased 18% to $19.0 million for the six months ended June 30, 2012, compared to $16.2 million for the six months ended July 2, 2011. The year-over-year increase in adjusted EBITDA(1) was primarily related to revenue growth and lower SG&A costs, partially offset by mix of work and infrastructure investments for wireless growth.

Net loss was $(10.4) million for the six months ended June 30, 2012, compared with a net loss of $(14.2) million for the six months ended July 2, 2011. The year-over-year improvement in net loss was primarily the result of the $2.8 million higher adjusted EBITDA(1), $3.5 million loss on extinguishment of debt incurred in the second quarter of 2011 related to the debt refinancing completed on April 15, 2011, $1.3 million in lower interest expense, $1.0 million in additional other income primarily from the sale of assets and $0.5 million in lower stock-based compensation expense. These items were partially offset by the $5.1 million of restructuring charges in the current period for the management changes previously announced. Net loss after certain non-cash adjustments(3) for the six months ended June 30, 2012 was $(1.6) million, reflecting non-cash stock-based compensation of $3.0 million, non-cash interest expense of $0.7 million and non-cash amortization expense of $5.1 million.

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Fiscal 2012 and Third Quarter 2012 Financial Guidance

Based on current expectations for growth in UniTek’s primary end markets, the Company is maintaining its expectations for full-year 2012 revenue of approximately $500.0 million, representing growth of 16% over 2011. Factoring in the same expectations, adjusted EBITDA(1) for 2012 is expected to be approximately $50.0 million, with earnings per share expected to be approximately $(0.14) and net income after certain non-cash adjustments(3) projected to be $0.70 per share.

For the third quarter of 2012, the Company currently expects revenue of between $142.0 and $147.0 million, with adjusted EBITDA(1) of between $16.5 and $17.5 million.

Conference Call

Management will host a conference call to review the Company’s financial results at 8:30 a.m. Eastern time, on Thursday, August 9, 2012. Interested parties may access the call by calling 1-877-674-6428 from within the United States, or 1-708-290-1372 if calling internationally. The passcode for the call is 15180568. Please dial-in approximately five minutes prior to the start of the call. A replay will be available through August 23, 2012 and can be accessed by dialing 1-800-585-8367 (US), or 1-404-537-3406 (international), and entering access ID number 15180568.

The call will be also be available as a live, listen-only webcast under the "Events and Presentations" page on the "Investor Relations" Section of the Company's website at http://ir.unitekglobalservices.com/events.cfm. Following the live event, an online archive will be available for 90 days.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. www.unitekgs.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the impact of changes in the Company's revenue mix, the Company's expected backlog completion, the expected completion of acquisitions and financing arrangements and the Company's expectations for its business units in fiscal year 2012. These statements are subject to uncertainties and risks including, but not limited to, operating performance, general financial, economic, and political conditions affecting the Company's business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words "may," "could," "should," "would," "believe," "are confident," "anticipate," "estimate," "expect," "expectations," "intend," "plan," and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

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Footnotes:

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a key indicator used by our management to evaluate operating performance of the Company. While adjusted EBITDA is not intended to replace any presentation included in the Company’s consolidated financial statements under generally accepted accounting principles (or GAAP) and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies.

(2) Our 12-month backlog consists of uncompleted portions of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other long-term contracts. Many of our contracts are multi-year agreements. We include in our backlog the amount of services projected to be performed over the terms of the contracts, where applicable, or based on our historical experience with customers and our experience in procurements of this type.

(3) Net income (loss) after certain non-cash adjustments is a key indicator used by our management to evaluate operating performance of the Company.  While the net income (loss) after certain non-cash adjustments is not intended to replace any presentation included in the Company’s consolidated financial statements under generally accepted accounting principles, or GAAP, and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance in comparison with other companies in our industry.  Specifically, (i) non-cash compensation expense may vary due to factors influencing the estimated fair value of performance based rewards, estimated forfeiture rates and amounts granted, (ii) non-cash interest expense varies depending on the timing of amendments to the Company’s debt and changes to the debt structure and (iii) amortization of intangible assets is impacted by the Company’s acquisition strategy and timing of acquisitions.

Contact Information

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com

Tables follow:

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UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$95
Restricted cash	25	68
Accounts receivable and unbilled revenue, net of allowances	104,748	91,533
Inventories	10,059	10,985
Prepaid expenses and other current assets	6,598	3,299
Total current assets	121,430	105,980
Property and equipment, net	36,733	39,022
Amortizable customer relationships, net	25,889	29,783
Other amortizable intangible assets, net	4,104	4,635
Goodwill	166,053	163,797
Deferred tax assets, net	958	568
Other assets	5,371	5,095
Total assets	$360,538	$348,880

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$36,539	$33,367
Accrued liabilities	38,165	32,597
Contingent consideration	84	26,958
Current portion of long-term debt	1,500	1,000
Current income taxes	119	904
Current portion of capital lease obligations	10,142	9,631
Other current liabilities	509	518
Total current liabilities	87,058	104,975

Long-term debt, net of current portion	142,350	111,217
Long-term capital lease obligations, net of current portion	13,358	16,283
Deferred income taxes	7,511	5,511
Other long-term liabilities	1,441	1,664
Total liabilities	251,718	239,650

STOCKHOLDERS' EQUITY
Preferred Stock	-	-
Common Stock	-	-
Additional paid-in capital	259,691	249,745
Accumulated other comprehensive income	59	18
Accumulated deficit	(150,930)	(140,533)
Total stockholders' equity	108,820	109,230
Total liabilities and stockholders' equity	$360,538	$348,880

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UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME OR LOSS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Revenues	$115,533	$105,959	$223,760	$197,042
Cost of revenues	94,306	84,357	184,569	160,906
Gross profit	21,227	21,602	39,191	36,136
Selling, general and administrative expenses	10,271	13,078	23,330	23,949
Change in fair value of contingent consideration	(400)	-	(724)	-
Restructuring charges	797	-	5,085	-
Depreciation and amortization	7,333	7,117	14,290	13,447
Operating income (loss)	3,226	1,407	(2,790)	(1,260)

Interest expense	3,662	3,486	6,684	7,959
Loss on extinguishment of debt	-	3,466	-	3,466
Other income, net	(909)	(112)	(1,138)	(141)
Income (loss) from continuing operations before income taxes	473	(5,433)	(8,336)	(12,544)
Income tax expense	909	889	1,584	1,401
Loss from continuing operations	(436)	(6,322)	(9,920)	(13,945)

Loss from discontinued operations	(131)	(43)	(477)	(294)
Net loss	$(567)	$(6,365)	$(10,397)	$(14,239)

Net loss per share – basic and diluted:
Continuing operations	$(0.02)	$(0.40)	$(0.56)	$(0.89)
Discontinued operations	(0.01)	-	(0.03)	(0.02)
Net loss	$(0.03)	$(0.40)	$(0.59)	$(0.91)

Weighted average shares of common stock outstanding:
Basic and diluted	18,629	16,019	17,587	15,584

Comprehensive loss	$(567)	$(6,360)	$(10,356)	$(14,173)

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UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDA

(Amounts in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net loss	$(567)	$(6,365)	$(10,397)	$(14,239)
Non-cash stock based compensation	982	1,078	3,047	3,589
Loss on extinguishment of debt	-	3,466	-	3,466
Non-cash interest expense	337	376	663	1,285
Non-cash amortization	2,607	3,321	5,116	6,130
Net income (loss) after certain non-cash adjustments	$3,359	$1,876	$(1,571)	$231

Loss from discontinued operations	131	43	477	294
Income tax expense	909	889	1,584	1,401
Restructuring charges	797	-	5,085	-
Change in fair value	(400)	-	(724)	-
Cash interest expense	3,325	3,110	6,021	6,674
Other income	(909)	(112)	(1,138)	(141)
Depreciation	4,726	3,796	9,174	7,317
Transaction costs	57	415	124	416
Adjusted EBITDA	$11,995	$10,017	$19,032	$16,192

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UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

RECONCILIATIONS OF PROJECTED NET INCOME (LOSS) TO PROJECTED ADJUSTED EBITDA

(Amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ending		Year Ending
	Sept. 29, 2012		December 31, 2012
	Low Estimate	High Estimate	Estimate

Revenue	$142,000	$147,000	$500,000

Adjusted EBITDA reconciliation:
Net income (loss)	$3,550	$4,350	$(3,050)
Non-cash stock based compensation	700	700	4,350
Non-cash interest expense	300	300	1,250
Non-cash amortization	2,550	2,550	10,100
Net income after certain non-cash adjustments	$7,100	$7,900	$12,650
Income tax expense	1,000	1,000	3,650
Cash interest expense	3,400	3,600	12,450
Restructuring expense	800	800	5,800
Depreciation	4,600	4,600	18,000
Other (1)	(400)	(400)	(2,550)
Adjusted EBITDA	$16,500	$17,500	$50,000

Earnings per share - basic:
Net income (loss) per share – continuing operations	$0.19	$0.23	$(0.14)
Net income after certain non-cash adjustments per share	$0.38	$0.42	$0.70

Weighted average shares of common stock outstanding	18,724	18,724	18,168

(1)	Other includes the net of discontinued operations, change in fair value of contingent consideration, transaction costs and other income.

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